Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this joint Registration Statement on Form S-3 of our report dated January 29, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2017 Annual Report to Shareholders, which is incorporated by reference in Carnival Corporation & Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PriceWaterhouse Coopers, LLP
Miami, Florida
March 9, 2018

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